Exhibit 10.18

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of October 31, 2019 to the Credit Agreement referenced below is by and among GRAND CANYON EDUCATION, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of January 22, 2019 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.          Conversion of a Portion of the Term Loan into Revolving Commitments.

2.1        Immediately prior to the effectiveness of this Amendment, the Outstanding Amount of the Term Loan is  $219,375,000.

2.2        Concurrent with the effectiveness of this Amendment,  (a)  the Aggregate Revolving Commitments shall be increased by $68,750,000 to $150,000,000, (b) the Revolving Commitment of each Lender set forth on Schedule 2.01 is amended to read as set forth opposite such Lender’s name on Exhibit A hereto, (c) $68,750,000 of the Outstanding Amount of the Term Loan shall be converted into Revolving Loans and shall be deemed to be outstanding as Revolving Loans for all purposes of the Credit Agreement and the other Loan Documents (with such conversion applied to the Outstanding Amount of Term Loan held by each Lender according to such Lender’s Applicable Percentage of the Outstanding Amount of the Term Loan), (d) such conversion of a portion of the Term Loan to Revolving Loans shall not constitute a repayment of the converted amount of the Term Loan, (e) for the avoidance of doubt,  such conversion of a portion of the Term Loan to Revolving Loans shall not be subject to the requirements of Section 3.05 of the Credit Agreement and (f)  the Outstanding Amount of the Term Loan after giving effect to such conversion shall be $150,625,000.

3.          Amendments to Credit Agreement.  Subject to the terms and conditions herein, the Credit Agreement is hereby amended as follows:

3.1        Section 1.01 is amended to add the following defined terms in their proper alphabetical order:

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

3.2        The definition of “Aggregate Revolving Commitments” in Section 1.01 is amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.  The amount of the Aggregate Revolving Commitments in effect on the effective date of the Second Amendment to this Agreement is ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000.00).

3.3        The definition of “LIBOR Successor Rate Conforming Changes” in Section 1.01 is amended to read as follows:

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

3.4        In Section 2.06(b), the reference to “$125,000,000” is amended to read “$225,000,000”.

3.5        Section 2.07(c)(i) is amended to read as follows:

(i) on the last day of each calendar quarter, commencing on December 31, 2019, the Borrower shall repay the principal amount of the Term Loan in an amount equal to $8,368,055.56 and

3.6        Clause (ii) of the first paragraph of Section 3.07 is amended to read as follows:

(ii)         the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

3.7        The second paragraph of Section 3.07 is amended to read as follows:

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks,  which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated  (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.   Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

3.8        The following paragraph is added to the end of Section 3.07 and shall constitute a new fifth paragraph thereto:

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

3.9        In Section 8.02(o)(ii), the reference to “$200 million” is amended to read  “$300 million”.

3.10      A new Section 11.22 is added to read as follows:

11.22    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)         As used in this Section 11.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12

C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

4.          Amendment to Security Agreement.  Section 16 of the Security Agreement is amended to read as follows:

16.        Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL; Acknowledgement Regarding any Supported QFCs.  The terms of Sections 11.14, 11.15 and 11.22 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue, waiver of jury trial and acknowledgement regarding any Supported QFCs are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

5.          Conditions Precedent.  This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:

5.1        Amendment.  Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of the Borrower, the Guarantors,  each Lender and the Administrative Agent.

5.2        Authorization.  Receipt by the Administrative Agent of a certificate of each Loan Party signed by a Responsible Officer of such Loan Party certifying and attaching resolutions adopted by the board of directors (or equivalent governing body) of each Loan Party approving this Amendment and the transactions contemplated hereby, in form and substance satisfactory to the Administrative Agent.

5.3        Loan Notice.  Receipt by the Administrative Agent of a Loan Notice for Revolving Loans in an amount equal to the converted amount of the Term Loan in accordance with the requirements of Section 2.02(a) of the Credit Agreement.

6.          Amendment is a “Loan Document”.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

7.          Representations and Warranties; No Default.  Each Loan Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement and in each other Loan Document are true and correct all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect which such representation and warranty shall be true and correct in all respects,  as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (b) no Default exists as of the date hereof.

8.          Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

9.          Reaffirmation of Security Interests.  Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment does not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

10.        No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

11.        Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

12.        Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:               GRAND CANYON EDUCATION, INC., a Delaware corporation

By: /s/ Daniel E. Bachus

Name: Daniel E. Bachus

Title: Chief Financial Officer

GUARANTOR:            ORBIS EDUCATION SERVICES, LLC, a Delaware limited liability company

By: /s/ Daniel E. Bachus

Name: Daniel E. Bachus

Title: Secretary and Treasurer

[SIGNATURE PAGES CONTINUE]

SECOND AMENDMENT TO CREDIT AGREEMENT

GRAND CANYON EDUCATION, INC.

ADMINISTRATIVE

AGENT:                        BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Linda Lov

Name: Linda Lov

Title: Assistant Vice President

LENDERS:                    BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Alain Pelanne

Name: Alain Pelanne

Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Douglas Jorgensen

Name: Douglas Jorgensen

Title: Senior Vice President

BOKF, NA d/b/a BANK OF ARIZONA

By: /s/ Christine A. Nowaczyk

Name: Christine A. Nowaczyk

Title: Senior Vice President

ZIONS BANCORPORATION, N.A. d/b/a National Bank of Arizona

By: /s/ Sabina Aaronson

Name: Sabina Aaronson

Title: Vice President

UMB BANK, N.A.

By: /s/ Vincent P. Burke

Name: Vincent P. Burke

Title: Sr. Vice President

BANK OF THE WEST

By: /s/ David Scott

Name: David Scott

Title: Director

SECOND AMENDMENT TO CREDIT AGREEMENT

GRAND CANYON EDUCATION, INC.

EXHIBIT A

Revolving Commitment after giving effect to Second Amendment to Credit Agreement

Lender	Revolving Commitment
Bank of America, N.A.	$34,615,384.61
Wells Fargo Bank, National Association	$34,615,384.61
BOKF, N.A.	$23,076,923.08
Zions Bankcorporation, N.A.	$23,076,923.08
UMB Bank, N.A.	$23,076,923.08
Bank of the West	$11,538,461.54
Total:	$150,000,000.00